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EXHIBIT 8.4, page 1




                          FIRST COMMONWEALTH
                         FINANCIAL CORPORATION

                          COMPENSATORY STOCK
                              OPTION PLAN


                               Article I
                                Purpose

        The purpose of this Compensatory Stock Option Plan (the "Plan") is to encourage stock ownership by certain executive employees (in accordance with Article III hereof) of First Commonwealth Financial Corporation, a bank holding corporation organized and existing pursuant to the laws of the Commonwealth of Pennsylvania, and with its principal place of business in Indiana, Pennsylvania, and its subsidiaries and affiliates (hereinafter collectively referred to as the "Corporation") so that they may acquire a proprietary interest in the success of the Corporation. The term "subsidiaries and affiliates" shall have the same meaning as the term "subsidiary corporation" is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") and shall include any such subsidiaries and affiliates which may become such after the adoption of this Plan. This Plan is intended to provide an incentive for the maximum effort in the successful operation of the Corporation and to encourage covered executives of the Corporation to remain in the employ of the Corporation. It is further intended that the options granted pursuant to this Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, to the extent permitted by said Section 422, and that any such stock options granted pursuant to this Plan which is in excess of the amount permitted by said Section 422, or which otherwise fails to meet the requirements for an incentive stock option pursuant to said section shall be considered as a non-qualified stock option.

                              Article II
                            Administration

        This Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Board of Directors of First Commonwealth Financial Corporation. Pursuant to the by-laws of First Commonwealth Financial Corporation and the rules of the Board of Directors, such Committee shall consist exclusively of "disinterested directors" as that term is defined in the rules and regulations of the Securities and Exchange Commission issued pursuant to Section 10(b) of the Securities Exchange Act of 1934, as amended.
        The Committee shall have the specific authority and power to:

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EXHIBIT 8.4, page 2


(a). Determine which of the eligible employees of the Corporation (as determined pursuant to Article III hereof) shall be granted options, when such options shall be granted, the number of shares of the common stock of First Commonwealth
Financial Corporation that is subject to each option and the terms and conditions of each such option;
(b). Prescribe, and amend from time to time, rules and regulations for administering this Plan; and
(c). Decide any questions arising as to the interpretation or application of any of the provisions of this Plan.
        The determination of the Committee as to any of these matters shall be final and binding upon all parties and entities whomsoever and shall be reported to the Board of Directors of First Commonwealth Financial Corporation in accordance with the by-laws of said First Commonwealth Financial Corporation and the rules of the Board of Directors pertaining thereto.

                              Article III
                          Eligible Executives

        The persons who shall be eligible to receive options pursuant to the terms of this Plan shall be (a) all officers of First Commonwealth Financial Corporation, (b) all officers of any subsidiary or affiliate of First Commonwealth Financial Corporation which is a bank and (c) all executives of any subsidiary or affiliate of First Commonwealth Financial Corporation which is not a bank, who, in the opinion of the Committee, hold positions of authority and responsibility equal to that hereinabove described. In no event shall any person have any right to receive a stock option under this Plan by virtue of being an eligible executive in accordance with this Article.
        A grantee of an option under this Plan (an "Optionee") may hold more than one option hereunder, each such option to constitute an independent right to purchase the shares of common stock of First Commonwealth Financial Corporation under the terms and conditions applicable thereto. Notwithstanding any other provision of this Plan, no executive otherwise eligible hereunder shall be a person eligible to receive options under this Plan if he then actually or beneficially owns common stock representing more than ten percent (10%) of the total issued and outstanding common shares of First Commonwealth Financial Corporation; providing, further that any such ownership shall be determined after incorporating the attribution rules of
Section 318 of the Code, and the regulations thereunder.

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EXHIBIT 8.4, page 3


                              Article IV
                Stock To Be Sold Pursuant To This Plan

        The stock to be sold to an Optionee upon the exercise of his option granted under this Plan shall be the common stock of First Commonwealth Financial Corporation ($5.00 par value) which may be either authorized but unissued shares or issued shares held in, or hereinafter acquired for, the treasury of First Commonwealth Financial Corporation. The aggregate number of shares of such common stock for which options may be granted hereunder may not exceed one-million (1,000,000) shares, and the aggregate number of shares for which options may be granted and held by any one person hereunder may not exceed two- hundred fifty-thousand (250,000) shares. In the event that any outstanding option under this Plan expires without being exercised, or is canceled in accordance with the terms of this Plan, the shares of common stock subject to such options may again be subject to an option under this Plan.
        First Commonwealth Financial Corporation shall not be required, or permitted, to deliver any shares pursuant to the exercise of an option under this Plan if such delivery would subject First Commonwealth Financial Corporation, the Optionee or any other person to any penalty or forfeiture (whether civil or criminal) under the securities laws of the United States or of any state or territory thereof, or of any foreign country. The Committee in its sole discretion shall determine the registration and other legal requirements applicable thereto.

                               Article V
                    Terms And Conditions Of Options

        Each option granted under this Plan shall be evidenced by an agreement in writing which shall be subject to such amendment and modification from time to time as the Committee shall deem necessary to comply with applicable laws or regulations, and which shall contain, in such form and with such other provisions as the Committee shall from time to time determine, provisions which shall comply with the following terms and conditions:
(a). The Number of Shares - Each option shall state the number of shares of common stock of First Commonwealth
Financial Corporation which shall be subject to the option.
(b). Exercise Price - Each option shall state the exercise price per share of common stock of First Commonwealth
Financial Corporation, which price shall be equal to the composite closing price of said common stock on the date of the granting of the option, but if there shall be no composite price at the close of the market on that day because trading in that security shall have been suspended or for other reasons, then the composite price at the close of trading on the last day immediately prior thereto in which such price exists shall be used.

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EXHIBIT 8.4, page 4

(c). Medium and Time of Payment - Each option shall state that the exercise price shall be payable in United States dollars upon the exercise of the option, and the exercise of any option and delivery of the shares sold to the Optionee pursuant to the terms of the option shall be contingent upon the payment by the Optionee of the full exercise price to First Commonwealth Financial Corporation.
(d). Term During Which Option May Be Exercised - Each option shall provide that it may not be exercised prior to said option being vested (as hereinafter provided), nor may such option be exercised at all subsequent to a date which shall be the tenth anniversary of the date that such option was granted, and any such option not exercised by said tenth anniversary shall expire at that time. Such option shall expire on said tenth anniversary even if it had never become vested prior thereto.
(e). Vesting of Options - The Committee shall decide with respect to each option whether such option shall incorporate performance criteria vesting or not. With respect to those options that the Committee has decided shall not incorporate performance criteria vesting, each such option shall provide that it shall be vested on a date which the Committee shall determine, such date being not less than six (6) months from the date of such grant nor more than five (5) years from such date; provided that said option shall only be vested on such date if the Optionee continued in the employment of the Corporation from the date that the option was granted to the vesting date so established. With respect to each such option that the Committee has decided shall include performance criteria vesting, each such option shall provide that it shall be vested on a date which the Committee shall determine, such date being not less than six (6) months from the date of such grant nor more than five (5) years from such date; provided that such option shall only be vested on such date if the Optionee continued in the employment of the Corporation from the date that the option was granted to the vesting date so established, and then only if, on such date, the ratio of (i) the composite price at the close of trading of the stock which is subject to the option on such date to (ii) the exercise price per share of stock for such option shall not be less than such amount as is prescribed by the Committee with respect to that option. Each such option shall further provide that if on that date the aforesaid ratio shall be less than the amount prescribed by the Committee, the option shall be vested on the first date thereafter that the ratio of (i) the composite price at the close of trading of the stock which is subject to the option to (ii) the exercise price per share of stock for such option shall not be less than such amount as is prescribed by the Committee with respect to the option.
(f). Maximum Value of Stock With Respect To Which Options Are Exercisable For The First Time In Any Calendar Year - Each option shall provide that in the event that the aggregate exercise price of all options hereunder which are exercisable hereunder for the first time by an Optionee during any one calendar year plus the fair market value (determined at the time that the option is granted) of stock with respect to which options are exercisable under all other incentive

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EXHIBIT 8.4, page 5


stock option plans of the Corporation shall exceed one-hundred-thousand dollars ($100,000), the options with respect to such excess shall be treated as options which are not incentive stock options, but are non-qualified stock options. For this purpose, options shall be taken into account in the order in which they were granted, designating the earliest of such options as incentive stock options to the maximum extent permitted by the rule herein stated. In the case of an option that is to be treated in part as an incentive stock option and in part as a non-qualified stock option, First Commonwealth Financial Corporation may designate the shares of common stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares (or by separately recording such shares on the book entry records of the transfer agent) and by identifying the certificate or the book entry shares as incentive stock option shares in the stock transfer records of First Commonwealth Financial Corporation.
(g). Transfer of Option - Each option shall provide that such option (or Company part thereof) shall not be transferable either by the Optionee or by operation of law during the Optionee's lifetime and at said Optionee's death said option (or any part the thereof) shall only be transferable by said Optionee's will or by the laws of descent and distribution. Any such option (or any part thereof) may be exercisable during the lifetime of the Optionee only by the Optionee. Any option, and any and all rights granted to the Optionee thereunder, to the extent not theretofore effectively exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of any such option (or any part thereof), or upon the bankruptcy or insolvency of the Optionee.
(h). Vesting on Death or Disability - Each option shall provide that notwithstanding the vesting requirements otherwise contained therein, such option shall be vested upon the death of the Optionee or upon his becoming totally disabled. For this purpose "totally disabled" shall be defined as a physical or mental infirmity, injury or disease that in the opinion of the Committee based upon objective medical evidence, prevents the Optionee from engaging in employment with the Corporation in a position similar to the Optionee's position with the Corporation prior to so becoming disabled for a period of at least twelve (12) months from the date of onset of such disability.
(i). Termination of Employment - Each option shall provide that it may not be exercised by an Optionee subsequent to his termination of employment with the Corporation, except as otherwise hereinafter stated in this subsection, but in any event specifically subject to the provisions of sections (d) and (e) of this Article V. Said option shall therefore provide that solely to the extent provided herein, it may be exercised after the optionee's termination of employment, to wit:

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EXHIBIT 8.4, page 6


(i).  Upon Retirement - Options granted under the
Plan and otherwise exercisable may be exercised within three (3) months after the Optionee retires from the employ of the Corporation. For this purpose, "retirement" means only the termination of employment of the Optionee with the Corporation after both (a) having completed at lease ten (10) years of employment with the Corporation and (b) having attained the age of sixty (60), provided that the Optionee shall not thereafter become employed, or intend to become employed, by any employer in competition with the Corporation, and said Optionee provides such assurances to the Committee, and enters into such agreements as the Committee may request, as is satisfactory to the Committee with respect to the future intent of the Optionee.
(ii).  Upon Disability - Options granted under this
Plan and either otherwise exercisable or exercisable as a result of such disability may be exercised within three (3) months after the Optionee terminates his employment with the Corporation because of disability. For this purpose a "disability" means a physical or mental infirmity, injury or disease that, in the option of the Committee, prevents the Optionee from engaging in employment with the Corporation prior to so becoming disabled for a period of at least twelve (12) months from the date of onset of such disability. (iii).
Upon Death - Options granted under this Plan and otherwise exercisable or exercisable as a result of such death may be exercised by the legal representatives of the Optionee's estate or the legatees or distributees as provided by law within three (3) months after the death of an Optionee who was entitled, on his date of death, to exercise an option or options as herein provided.
(j). Acceleration - Each option shall provide that the Committee may, in its sole discretion, in the event of the merger, consolidation, dissolution or liquidation of First Commonwealth Financial Corporation, accelerate the expiration date of any option, but the Committee shall not thereby shorten the remaining exercise period to such an extent that it no longer gives Optionees who are then entitled to exercise their options a reasonable period to do so.
(k). Rights As A Shareholder - Each option shall provide that an Optionee shall have no rights as a shareholder with respect to any shares covered by any of said Optionee's options until the date that said Optionee exercises such options as herein provides and delivers to First Commonwealth Financial Corporation full payment therefor. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which the exercise of

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EXHIBIT 8.4, page 7


the option is to be effective, except for the provisions to prevent dilution in the case of stock dividends, in accordance with Article VII hereof.

(l). Documents To Be Delivered To Optionees - Each option shall provide that upon the grant of an option to an Optionee, there shall be delivered to the Optionee a prospectus describing the options granted hereunder, the common shares which are subject to the option and such other information as may be required by the securities laws and regulations of the United States, any state or territory thereof or any foreign country.
(m). Compliance With Securities Exchange Act of 1934, As Amended - Each option shall provide that, notwithstanding anything to the contrary, an option shall always be granted and exercised in a manner so as to conform to the provisions of Rule 16b-3, or any replacement rule, adopted pursuant to the provisions of the Securities Exchange Act of 1934, as amended from time to time.
(n). Other Provisions - Each option shall further contain such provisions as the Committee shall determine, including, without limitation, restrictions upon the exercise of the option, and, in any event, shall include such provisions, limitations and restrictions as shall be necessary or advisable to cause such option to be an incentive stock option to the maximum extent permitted by law pursuant to Section 422 of the Code.

                              Article VI
                          Notice of Intent To
                           Exercise Options

        An Optionee desiring to exercise an option granted hereunder, as to one or more of the shares subject to such option, shall notify the Committee in writing to that effect, specifying the number of shares to be purchased, in a form satisfactory to the Committee.

                              Article VII
                             Antidilution

        If any stock dividend shall be declared upon the common stock of First Commonwealth Financial Corporation, or if said stock shall be subject to a stock split, subdivision or consolidation, or if the common stock shall be recapitalized or First Commonwealth Financial Corporation reorganized, then, in each such event, the number of shares otherwise subject to the option, the class of shares and the issuing corporation shall all be adjusted as necessary to be equivalent, to the maximum possible extent, to such shares prior to any such transaction.
        The grant of an option pursuant to the Plan shall not affect in any way the right or power of First Commonwealth Financial Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, consolidate, liquidate or sell any part or all of its business or assets.

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EXHIBIT 8.4, page 8


                             Article VIII
                  Expiration and Termination of Plan

        Options may be granted under the Plan at any time until terminated by the Board of Directors, provided, however this Plan shall in any event terminate by the sixteenth day of October, 2005, which is ten years from the date of its adoption by the Board of Directors, if not terminated prior thereto.

                              Article IX
                           Change In Control

        Notwithstanding any other provision of this Plan, each option shall provide that upon the occurrence of a "change in control" each option then outstanding shall be and become vested as of the date of occurrence of such "change in control". For this purpose, a "change in control" shall have occurred if, at any time, any person or group of persons acting in concert (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated thereunder) shall acquire legal or beneficial ownership interest, or voting rights, in twenty-five percent (25%) or more of the common voting stock of First Commonwealth Financial Corporation.

                               Article X
                         Amendment of the Plan

        The Board of Directors may, at any time from time to time, without the consent of any other party including the holders of the common shares of First Commonwealth Financial Corporation, amend this Plan in any respect whatsoever or suspend or discontinue this Plan. However, notwithstanding the previous sentence, no such amendment may be made with respect to options already granted prior to the effective date of such amendment or with respect to any shares of the common stock of First Commonwealth Financial Corporation then subject to an option as herein provided. Furthermore, no such amendment shall be made, nor shall any decision to suspend or discontinue this Plan be made to the extent prohibited by law in any respect. Furthermore, any such amendment which has the effect of (a) increasing the number of shares of common stock of First Commonwealth Financial Corporation (except to the extent required by Article VII hereof) which are subject to options pursuant to this Plan, (b) changing the designation of the class of executives or employees of the Corporation eligible to receive grants of options as herein provided, (c) removing the administration of the Plan from the Committee (d) allowing any member of Committee to be eligible to receive a grant of an option pursuant to this Plan while serving as a member of said Committee, or (e) changing the Plan in any manner that will cause options issued hereunder to then fail to meet the requirements of "incentive stock options" as defined in Section 422 of the Code (except to the extent required by section (f) of Article V hereof) or which will result in a failure to comply with Section 16(b)(3) of the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities

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EXHIBIT 8.4, page 9


and Exchange Commission issued thereunder shall not become effective unless, and until, such amendment shall be approved by the holders of a majority of the outstanding common shares of First Commonwealth Financial Corporation, in accordance with the charter and by-laws of said First Commonwealth Financial Corporation and applicable legal requirements.

                              Article XI
                          Granting of Options

        The granting of any option pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein contained shall be considered to give any eligible executive or other person any right to participate under this Plan or to receive any option under it. The granting of an option shall impose no duty upon the Optionee to exercise any such option or to purchase any of the common or other stock of First Commonwealth Financial Corporation.
        Neither the adoption and maintenance of this Plan not the granting of an option pursuant to this Plan shall be deemed to constitute a contract of employment between the Corporation and any employee thereof or to be a condition of the employment of any person. Nothing herein contained shall be deemed to (a) give to any employee the right to be retained in the employ of the Corporation, (b) interfere with the right of the Corporation to discharge or make redundant any employee at any time, (c) give to the Corporation the right to require any employee to remain in its employ or (d) interfere with any employee's right to terminate his employment at any time.

                              Article XII
                        Government Regulations

        This Plan and the granting and exercise of any options hereunder and the obligations of First Commonwealth Financial Corporation to sell and deliver shares of its common stock under any such option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

                             Article XIII
                      Proceeds From Sale of Stock

        Proceeds received by First Commonwealth Financial Corporation from the sale of any of its common shares to any Optionee pursuant to the terms of an option shall be for the general business purposes of the First Commonwealth Financial Corporation.

                              Article XIV
                        Reporting Requirements

        The Committee shall furnish each Optionee hereunder with such information relating to the exercise of any option granted hereunder to said Optionee as is required by the Code and applicable securities laws of the United States and any state or territory thereof.

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EXHIBIT 8.4, page 10


                              Article XV
                       Approval of Shareholders

        This Plan shall be void and of no effect, and no option granted hereunder shall be exercisable but rather such option shall be void ab initio to the same extent and purpose as if it was never granted unless this Plan shall be approved and ratified by the holders of a majority of the outstanding shares of the common stock of First Commonwealth Financial Corporation not later than one (1) year after its adoption by the Board of Directors of First Commonwealth Financial Corporation, in accordance with the charter and by-laws of said First Commonwealth Financial Corporation and applicable legal requirements.

                              Article XVI
                            Interpretation

        The terms of this Plan are intended to conform to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of incentive stock options under
Section 422 of the Code, and the Plan is to be interpreted consistent with such intent. All terms in the masculine gender shall include the feminine, and all terms in the singular shall include the plural, and the converse, in all cases in which they would so apply. The headings have been inserted for convenience of reference only and are to be ignored in any interpretation of this Plan or any option issued pursuant hereto.

        IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Compensatory Stock Option Plan of First Commonwealth Financial Corporation by the Board of Directors of First Commonwealth Financial Corporation, we, the undersigned officers of First Commonwealth Financial
Corporation, being duly authorized, have set our hands and seals this   17th
 day of   October  , 1995.

Recommended by the Executive Compensation Committee to the Board of Directors at a meeting of said Committee held on the sixteenth day of October, 1995

Adopted by the Board of Directors at a meeting of said Board held on the seventeenth day of October, 1995.

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EXHIBIT 8.4, page 11




      (Corporate Seal)                      FIRST COMMONWEALTH
                                            FINANCIAL CORPORATION



       Attest:                              By/S/JOSEPH E. O'DELL
(L.S.)
                                                   Joseph E. O'Dell
                                                   President and Chief
                                                   Executive Officer


/S/DAVID R. TOMB, JR.     (L.S.)
       Secretary

17